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                                                                   EXHIBIT 10.9


                                PROMISSORY NOTE


AMOUNT:  $500,000                          DATE:  May 23, 1997


     FOR VALUE RECEIVED, SCHUYLKILL ACQUISITION CORP., a Florida corporation, whose principal place of business is 30 Broad Street, 43rd Floor, New York, NY 10004, ("Maker") hereby promises to pay to the order of JOSEPH LAURA, an individual residing at 105 Mountainside View, Morgantown, NJ 07751 ("Payee") the principal sum of FIVE HUNDRED THOUSAND ($500,000) DOLLARS. Payment in full of all principal and interest at the rate of Twelve (12%) Percent per annum, shall be made on the earlier of:

          1.   May 31, 1998; or

          2.   The Maker obtaining equity financing in excess of $1,000,000.

, in lawful money of the United States, at the principal address of Payee, or such other place as the holder of this Note may designate.

     Maker shall have the privilege without premium or penalty, at any time and from time to time, of prepaying this Note in whole or in part.

     No partial prepayment shall postpone or interrupt the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and the manner set forth above.

     Maker agrees that a default shall occur hereunder in the event that payment is not made upon demand and such default continues for a period of ten
(10) days from the date of demand therefor.  After the expiration of such ten
(10) day period interest shall accrue on the unpaid balance due hereunder at a rate of two (2%) percent in excess of the interest rate stated above, together with attorneys fees for collection and payment of the same, which sums may be enforced and recovered by the entry of judgment on this.

     Maker (and all endorsers, sureties and guarantors) waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; liability hereunder shall be unconditional and shall not be affected in any manner by an indulgence, extension of time, renewal, waiver or modification granted or consented to
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by Payee.

     Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or any security documents executed in conjunction herewith, and if any taxes be imposed with respect to debts secured by and any such security documents or with respect to notes evidencing debts so secured Maker agrees to pay or to reimburse Payee upon demand the amount of such taxes.

     The words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include their respective successors and assigns of Payee and Maker.

     This instrument shall be construed according to and governed by the laws of the State of Florida.

     IN WITNESS WHEREOF, Maker has duly executed this Promissory Note under seal the day and year first above mentioned.

WITNESS:                           SCHUYLKILL ACQUISITION CORP.



                                   BY:  /s/ Michael Cirillo
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                                      MICHAEL CIRILLO
                                      President